SoundView Home Loan Trust 2007-OPT1

$1,307,216,000 (Approximate)
Offered Certificates

Soundview Home Loan Trust 2007-OPT1
Issuing Entity

Financial Asset Securities Corp.
Depositor

Option One Mortgage Corporation
Originator and Servicer

Sole Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Cecilia Lam	(415) 274-1724

Registration Statement No. 333-140279-01

This term sheet constitutes ABS informational and computational material used in reliance on Rule 167 of the Securities Act of 1933, as amended.

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this term sheet relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering, because those documents contain important information. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This term sheet is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This term sheet is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet is preliminary and is subject to completion or change. The information in this term sheet, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this term sheet and any information contained in any prior similar term sheet relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this term sheet are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this term sheet may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this term sheet is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: April 30, 2007

$1,307,216,000 (Approximate)
Offered Certificates
SoundView Home Loan Trust 2007-OPT1

Class(1,3,4)	Principal Amount ($)	WAL Call/Mat (2)	Pymt Window (Mths) Call/Mat(2)	Expected Rating (Moody’s/S&P)	Assumed Final Distribution Date	Certificate Type
I-A-1	$925,181,000	Not Marketed Hereby		[Aaa/AAA]	June 2037	Fltg Rate Group I Senior
II-A-1	$405,186,000	1.00 / 1.00	1-22 / 1-22	[Aaa/AAA]	June 2037	Fltg Rate Group II Senior
II-A-2	$171,843,000	2.00 / 2.00	22-27 / 22-27	[Aaa/AAA]	June 2037	Fltg Rate Group II Senior
II-A-3	$178,045,000	3.27 / 3.27	27-72 / 27-72	[Aaa/AAA]	June 2037	Fltg Rate Group II Senior
II-A-4	$62,246,000	6.48 / 8.64	72-79 / 72-182	[Aaa/AAA]	June 2037	Fltg Rate Group II Senior
M-1	$104,480,000	4.85 / 5.37	47-79 / 47-164	[Aa1/AA+]	June 2037	Fltg Rate Subordinate
M-2	$105,641,000	4.66 / 5.16	43-79 / 43-153	[Aa2/AA]	June 2037	Fltg Rate Subordinate
M-3	$44,114,000	4.58 / 5.05	42-79 / 42-144	[Aa3/AA-]	June 2037	Fltg Rate Subordinate
M-4	$42,953,000	4.54 / 5.00	41-79 / 41-139	[A1/A+]	June 2037	Fltg Rate Subordinate
M-5	$38,309,000	4.51 / 4.96	40-79 / 40-134	[A2/A]	June 2037	Fltg Rate Subordinate
M-6	$32,505,000	4.50 / 4.92	39-79 /39-129	[A3/A-]	June 2037	Fltg Rate Subordinate
M-7	$27,861,000	4.47 / 4.87	39-79 / 39-124	[Baa1/BBB+]	June 2037	Fltg Rate Subordinate
M-8	$13,931,000	4.47 / 4.85	39-79 / 39-119	[Baa2/BBB]	June 2037	Fltg Rate Subordinate
M-9	$44,114,000	4.45 / 4.79	38-79 / 38-116	[Baa3/BBB-]	June 2037	Fltg Rate Subordinate
M-10	$35,988,000	4.44 / 4.70	38-79 / 38-105	[Ba1/BB+]	June 2037	Fltg Rate Subordinate
Class X(5)	Notional	Not Offered Hereby		[Aaa/AAA]	June 2037	Senior IO
Total:	$2,232,397,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class X, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.
(5)
The Class X Certificates will have a notional amount equal to the aggregate component principal balance of the Class X Components for the related Distribution Date (prior to giving effect to any distributions on such Distribution Date).  The interest rate on the Class X Certificates on any Distribution Date will be equal to the weighted average (weighted based on the component principal balance of the respective Class X Component) of the related Class X Component Margins.

Depositor:                                     Financial Asset Securities Corp.

Originator and
Servicer:                                        Option One Mortgage Corporation (“Option One”).

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Custodian, Trustee and
Swap Administrator:                  Wells Fargo Bank, N.A.

Swap Provider:	Bear Stearns Financial Products Inc.

Basis Risk Cap Provider:	Lehman Brothers Special Financing Inc.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) and the Class X Certificates are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates (other than the Class M-10 Certificates) are collectively referred to herein as the “Offered Certificates.” The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers, the “Privately Offered Certificates.” The Offered Certificates and the Privately Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	April 1, 2007.

Expected Pricing Date:              On or about the week of April 30, 2007.

Expected Closing Date:             On or about May 15, 2007.

Expected Settlement Date:        On or about May 15, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in May 2007.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	Subject to the considerations in the Prospectus Supplement, it is expected that the Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $2,321,786,205, of which: (i) approximately $1,232,752,973 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $1,089,033,232 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

With respect to approximately 6.27% of the Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates (other than the Class X Certificates) will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                             The “Formula Rate” on each Class of Certificates (other than the Class X Certificates) will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Mortgage Rate:    The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the Servicing Fee Rate.

Adjusted Net Maximum
Mortgage Rate:                           The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the Servicing Fee Rate.

Net WAC Rate:                            The “Net WAC Rate” for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (iii) the product of (a) the weighted average (weighted based on the component principal balance of the respective Class X Component) of the related Class X Component Margins and (b) the aggregate principal balance of the Class X Components divided by the aggregate principal balance of the Mortgage Loans for the related Distribution Date.

Maximum Cap:                            The “Maximum Cap Rate” for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 minus (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and minus (iii) the product of (a) the weighted average (weighted based on the component principal balance of the respective Class X Component) of the related Class X Component Margins and (b) the aggregate principal balance of the Class X Components divided by the aggregate principal balance of the Mortgage Loans for the related Distribution Date.

Class X Components:                  Each of the Class II-A-4 and Subordinate Certificates will have a related “Class X Component” whose notional balance is equal to the certificate principal balance of the corresponding certificate on the day immediately prior to such Distribution Date.

The Class X Components respective margins are:

Class X Components	Margin
Class II-A-4 Component	[ ]%
Class M-1 Component	[ ]%
Class M-2 Component	[ ]%
Class M-3 Component	[ ]%
Class M-4 Component	[ ]%
Class M-5 Component	[ ]%
Class M-6 Component	[ ]%
Class M-7 Component	[ ]%
Class M-8 Component	[ ]%
Class M-9 Component	[ ]%
Class M-10 Component	[ ]%

Net WAC Rate
Carryover Amount:                    The “Net WAC Rate Carryover Amount” for any Class of Certificates (other than the Class X Certificates) and Distribution Date is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:                 Consists of the following:
1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Certificates will have the benefit of payments received under the Swap Agreement, if any.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:                        On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in November 2007 and ending with the Distribution Date in March 2014, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [5.190]% per annum, (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Basis Risk Cap Agreement:       On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of [10.500]% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in October 2007.

Overcollateralization
Amount:                                        The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 3.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:                           Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 3.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 7.70% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:                          The earlier to occur of
(i)    the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii)   the later to occur of
(x) the Distribution Date occurring in May 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage  is greater than or equal to 49.90%.

Credit Enhancement
Percentage:                                 The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [32.05]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
May 2009 - April 2009	[1.60]% for May 2009, plus 1/12 of [2.05]% thereafter
May 2010 - April 2011	[3.65]% for May 2010, plus 1/12 of [2.15]% thereafter
May 2011 - April 2012	[5.80]% for May 2011, plus 1/12 of [1.70]% thereafter
May 2012 - April 2013	[7.50]% for May 2012, plus 1/12 of [0.95]% thereafter
May 2013 - April 2014	[8.45]% for May 2013, plus 1/12 of [0.10]% thereafter
May 2014 and thereafter	[8.55]%

Expected Credit Support
Percentages:
	Rating (M/S)	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	[Aaa/AAA]	24.95%	49.90%
Class M-1	[Aa1/AA+]	20.45%	40.90%
Class M-2	[Aa2/AA]	15.90%	31.80%
Class M-3	[Aa3/AA-]	14.00%	28.00%
Class M-4	[A1/A+]	12.15%	24.30%
Class M-5	[A2/A]	10.50%	21.00%
Class M-6	[A3/A-]	9.10%	18.20%
Class M-7	[Baa1/BBB+]	7.90%	15.80%
Class M-8	[Baa2/BBB]	7.30%	14.60%
Class M-9	[Baa3/BBB-]	5.40%	10.80%
Class M-10	[Ba1/BB+]	3.85%	7.70%

Realized Losses:                          If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and any Net Swap Payments received from the Swap Provider and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Priority of Distributions:           Available funds from the Mortgage Loans will be distributed as follows:

1)     Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, as applicable, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, and thirteenth, monthly interest to the Class M-10 Certificates.

2)    Principal funds, as follows: monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown", then monthly principal to the Class M-10 Certificates as described under "Principal Paydown".

3)     Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)    From the proceeds of the Basis Risk cap Agreement, to pay any Net WAC Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)    Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata based on remaining Net Wac Carryover Amount and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

6)    Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:                   Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until the certificate principal balance of each such class has been reduced to zero. In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates and x) the Class M-10 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least 49.90% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 40.90% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 31.80% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 28.00% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 24.30% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 21.00% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 18.20% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 15.80% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 14.60% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 10.80% credit enhancement, and eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 7.70% credit enhancement (subject, in each case, to the overcollateralization floor).

Swap Account:	On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)	to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)	to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.

On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)	to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Subordinate Certificates.

Total Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$2,321,786,205	$3,022	$1,486,000
Average Scheduled Principal Balance	$214,622
Number of Mortgage Loans	10,818

Weighted Average Gross Coupon	8.535%	5.600%	15.000%
Weighted Average FICO Score	604	479	814
Weighted Average Combined Original LTV	82.12%	12.58%	103.00%
Weighted Average Combined Original LTV w/Silent 2nds	83.42%	12.58%	103.00%
Weighted Average Debt-to-Income	42.38%	1.33%	67.16%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	23 months	360 months
Weighted Average Seasoning	1 months	0 months	102 months

Weighted Average Gross Margin	5.978%	2.750%	10.100%
Weighted Average Minimum Interest Rate	6.103%	2.750%	14.375%
Weighted Average Maximum Interest Rate	14.441%	9.850%	20.375%
Weighted Average Initial Rate Cap	2.737%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.088%	1.000%	2.000%
Weighted Average Months to Roll	27 months	1 months	180 months

Maturity Date		Mar 1 2009	May 1 2037
Maximum Zip Code Concentration	0.28%	11236 (BROOKLYN, NY)

ARM	73.71%
Fixed Rate	26.29%

15/15 6 MO LIBOR	0.02%
2/28 6 MO LIBOR	23.82%
2/28 6 MO LIBOR 40/30 Balloon	22.72%
2/28 6 MO LIBOR 50/30 Balloon	15.23%
2/28 6 MO LIBOR IO	2.60%
3/27 6 MO LIBOR	1.18%
3/27 6 MO LIBOR 40/30 Balloon	0.78%
3/27 6 MO LIBOR 50/30 Balloon	0.50%
3/27 6 MO LIBOR IO	0.29%
5/25 6 MO LIBOR	2.02%
5/25 6 MO LIBOR 40/30 Balloon	1.59%
5/25 6 MO LIBOR 50/30 Balloon	1.78%
5/25 6 MO LIBOR IO	1.19%
Fixed Rate 10 Yr	0.02%
Fixed Rate 15 Yr	0.28%
Fixed Rate 20 Yr	0.14%
Fixed Rate 30 Yr	17.63%
Fixed Rate 30 Yr IO	0.61%
Fixed Rate 30 Yr Rate Reduction	0.04%
Fixed Rate 30/15 Balloon	0.06%
Fixed Rate 40/30 Balloon	4.54%
Fixed Rate 40/30 Balloon Rate Reduction	0.01%
Fixed Rate 50/30 Balloon	2.97%

Interest Only	4.70%
Not Interest Only	95.30%

Prepay Penalty: 0 months	25.54%
Prepay Penalty: 12 months	7.71%
Prepay Penalty: 24 months	45.40%
Prepay Penalty: 30 months	0.18%
Prepay Penalty: 36 months	21.17%

First Lien	95.71%
Second Lien	4.29%

Business Bank Statements	5.39%
Full Documentation	47.60%
Lite Documentation	1.43%
No Documentation	2.61%
Stated Income Documentation	42.97%

Cash Out Refinance	63.94%
Purchase	26.74%
Rate/Term Refinance	9.32%

2-4 Units Attached	2.61%
2-4 Units Detached	5.66%
Condo Conversion Attached	0.09%
Condo High-Rise Attached	0.48%
Condo Low-Rise Attached	3.64%
Condo Low-Rise Detached	0.10%
Condotel Attached	0.28%
Manufactured Housing	0.04%
PUD Attached	1.28%
PUD Detached	10.96%
Single Family Attached	2.28%
Single Family Detached	72.58%

Non-owner	3.88%
Primary	94.46%
Second Home	1.66%

Top 5 States:
California	29.16%
Florida	10.55%
New York	8.48%
Texas	5.64%
New Jersey	4.24%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1,657	45,752,012.52	1.97%	11.505	343	97.27	629
50,000.01 - 100,000.00	1,144	86,645,176.87	3.73%	11.106	350	88.69	631
100,000.01 - 150,000.00	1,738	216,628,320.59	9.33%	9.584	356	83.08	595
150,000.01 - 200,000.00	1,500	262,359,739.55	11.30%	8.867	358	80.89	596
200,000.01 - 250,000.00	1,181	264,408,922.24	11.39%	8.480	359	80.87	597
250,000.01 - 300,000.00	979	268,847,173.83	11.58%	8.248	359	80.42	599
300,000.01 - 350,000.00	720	233,497,956.60	10.06%	8.060	359	80.24	600
350,000.01 - 400,000.00	556	208,561,937.74	8.98%	8.032	359	82.19	604
400,000.01 - 450,000.00	387	164,532,389.27	7.09%	8.012	359	82.28	607
450,000.01 - 500,000.00	269	128,045,099.60	5.51%	8.076	359	82.10	609
500,000.01 - 550,000.00	192	100,896,426.49	4.35%	7.998	360	83.28	615
550,000.01 - 600,000.00	135	77,511,436.90	3.34%	7.913	360	81.31	611
600,000.01 - 650,000.00	108	67,623,840.71	2.91%	8.048	359	84.37	608
650,000.01 - 700,000.00	86	58,111,135.23	2.50%	8.067	359	84.77	614
700,000.01 - 750,000.00	62	45,184,339.67	1.95%	8.062	359	82.64	606
750,000.01 - 800,000.00	25	19,434,848.80	0.84%	8.255	359	84.10	606
800,000.01 - 850,000.00	24	19,732,741.90	0.85%	8.228	359	81.14	608
850,000.01 - 900,000.00	15	13,159,319.15	0.57%	8.230	360	78.71	592
900,000.01 - 950,000.00	5	4,636,853.59	0.20%	8.133	359	70.75	574
950,000.01 - 1,000,000.00	26	25,351,162.41	1.09%	8.160	359	76.13	606
1,000,000.01+	9	10,865,370.87	0.47%	7.548	360	71.44	612
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	58	20,798,970.55	0.90%	5.805	359	76.67	633
6.000 - 6.499	246	88,921,476.90	3.83%	6.317	359	77.12	634
6.500 - 6.999	719	236,128,269.08	10.17%	6.776	359	77.93	626
7.000 - 7.499	683	223,926,070.77	9.64%	7.251	358	80.05	618
7.500 - 7.999	1,238	372,324,018.84	16.04%	7.761	359	80.49	611
8.000 - 8.499	1,021	299,208,143.65	12.89%	8.250	359	81.07	604
8.500 - 8.999	1,366	339,638,743.98	14.63%	8.753	358	81.98	595
9.000 - 9.499	865	202,335,390.75	8.71%	9.231	358	83.05	586
9.500 - 9.999	1,576	222,747,310.11	9.59%	9.749	357	85.84	586
10.000 -10.499	573	97,871,990.99	4.22%	10.230	357	84.51	574
10.500 -10.999	502	75,396,561.30	3.25%	10.716	356	84.52	572
11.000 -11.499	264	31,954,701.54	1.38%	11.219	355	85.95	578
11.500 -11.999	371	38,445,003.16	1.66%	11.742	354	92.28	602
12.000 -12.499	249	19,589,196.58	0.84%	12.200	353	90.75	604
12.500 -12.999	560	32,800,315.32	1.41%	12.644	358	98.39	649
13.000 -13.499	216	10,518,491.50	0.45%	13.267	357	99.31	626
13.500 -13.999	165	6,129,762.97	0.26%	13.645	353	98.71	610
14.000 -14.499	127	2,672,837.05	0.12%	14.175	353	99.68	595
14.500 -14.999	18	363,961.63	0.02%	14.706	337	100.00	597
15.000 -15.499	1	14,987.86	0.00%	15.000	355	100.00	592
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	23	4,818,314.26	0.21%	9.239	357	69.02	500
501 - 520	642	149,531,154.06	6.44%	9.499	358	76.28	511
521 - 540	621	151,570,377.86	6.53%	9.310	358	75.78	531
541 - 560	807	200,860,025.64	8.65%	8.838	359	76.32	550
561 - 580	1,182	273,752,909.62	11.79%	8.324	358	78.02	571
581 - 600	1,668	331,173,684.16	14.26%	8.449	358	82.26	591
601 - 620	1,740	353,118,711.89	15.21%	8.496	358	84.97	610
621 - 640	1,450	311,768,816.27	13.43%	8.245	358	85.26	630
641 - 660	1,094	234,525,547.90	10.10%	8.318	358	85.74	649
661 - 680	641	129,399,656.34	5.57%	8.356	358	87.36	669
681 - 700	427	88,365,942.84	3.81%	8.204	358	85.80	689
701 - 760	398	72,046,449.80	3.10%	8.231	358	85.51	726
761+	101	19,301,402.00	0.83%	7.841	357	85.59	776
None	24	1,553,211.89	0.07%	10.115	296	76.11	0
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	204	40,980,531.61	1.77%	8.142	357	42.49	577
50.00- 54.99	128	27,728,942.31	1.19%	7.874	357	52.59	577
55.00- 59.99	177	46,707,494.58	2.01%	7.951	359	57.55	580
60.00- 64.99	329	83,741,575.90	3.61%	8.070	356	62.39	579
65.00- 69.99	439	119,227,667.71	5.14%	8.071	357	67.07	582
70.00- 74.99	540	144,972,405.63	6.24%	8.145	358	71.74	582
75.00- 79.99	819	214,961,767.30	9.26%	8.211	357	76.78	583
80.00	1,893	464,497,543.93	20.01%	8.466	358	80.00	603
80.01- 84.99	334	95,595,707.28	4.12%	7.919	358	83.42	607
85.00- 89.99	1,093	309,245,362.20	13.32%	8.188	358	86.14	605
90.00- 94.99	1,624	429,057,899.51	18.48%	8.476	359	90.08	616
95.00- 99.99	356	68,859,432.69	2.97%	9.196	358	95.50	606
100.00	2,781	265,372,586.71	11.43%	10.221	359	100.00	634
100.01+	101	10,837,287.17	0.47%	9.689	350	102.62	663
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	203	40,730,667.04	1.75%	8.136	357	42.46	577
50.00- 54.99	128	27,728,942.31	1.19%	7.874	357	52.59	577
55.00- 59.99	176	46,535,111.06	2.00%	7.956	359	57.55	579
60.00- 64.99	326	83,191,774.01	3.58%	8.061	355	62.40	578
65.00- 69.99	428	117,511,421.78	5.06%	8.069	357	67.08	581
70.00- 74.99	524	142,186,919.13	6.12%	8.130	358	71.76	579
75.00- 79.99	784	211,287,871.42	9.10%	8.190	358	76.74	582
80.00	1,242	322,640,742.31	13.90%	8.577	358	79.99	577
80.01- 84.99	332	95,422,559.86	4.11%	7.920	359	83.32	606
85.00- 89.99	1,093	309,163,500.67	13.32%	8.179	358	86.13	605
90.00- 94.99	1,652	435,446,068.26	18.75%	8.475	359	89.89	617
95.00- 99.99	425	81,342,357.45	3.50%	9.131	357	93.02	611
100.00	3,351	388,581,660.54	16.74%	9.593	358	93.58	644
100.01+	154	20,016,608.69	0.86%	8.889	350	92.28	665
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	7	385,523.77	0.02%	8.447	108	66.91	618
180	97	7,810,839.03	0.34%	9.017	150	77.56	603
240	31	3,320,409.71	0.14%	8.517	230	76.91	605
360	10,683	2,310,269,432.02	99.50%	8.533	359	82.15	604
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	3	45,392.33	0.00%	8.537	25	67.77	737
61-120	60	2,703,430.22	0.12%	9.660	87	73.43	596
121-180	49	5,766,092.51	0.25%	8.709	177	78.61	609
181-240	23	3,001,857.45	0.13%	8.412	239	77.33	601
241-300	146	10,485,441.97	0.45%	10.598	274	77.07	620
301-360	10,537	2,299,783,990.05	99.05%	8.524	359	82.17	603
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	257	49,996,339.21	2.15%	8.662	354	80.75	605
20.01 -25.00	356	58,296,150.50	2.51%	8.611	356	79.70	601
25.01 -30.00	675	118,974,968.17	5.12%	8.656	357	81.51	602
30.01 -35.00	1,096	202,082,588.46	8.70%	8.557	357	81.65	602
35.01 -40.00	1,586	321,458,407.88	13.85%	8.617	358	81.12	600
40.01 -45.00	2,311	487,775,625.55	21.01%	8.636	358	82.38	600
45.01 -50.00	2,659	621,667,025.70	26.78%	8.510	358	82.32	604
50.01 -55.00	1,308	344,167,454.32	14.82%	8.338	359	83.17	596
55.01 -60.00	186	56,382,792.55	2.43%	8.026	359	83.89	598
60.01+	5	925,768.08	0.04%	8.810	358	81.17	591
None	379	60,059,084.11	2.59%	8.642	359	81.96	705
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	6,241	1,711,274,751.69	73.71%	8.454	359	81.82	599
Fixed Rate	4,577	610,511,452.84	26.29%	8.760	355	82.96	615
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	3	407,958.31	0.02%	8.034	360	74.83	581
2/28 6 MO LIBOR	2,538	553,018,051.45	23.82%	9.115	358	80.56	580
2/28 6 MO LIBOR 40/30 Balloon	1,705	527,484,491.75	22.72%	8.362	359	80.73	587
2/28 6 MO LIBOR 50/30 Balloon	1,045	353,509,284.91	15.23%	7.967	360	85.69	620
2/28 6 MO LIBOR IO	176	60,311,402.57	2.60%	7.770	359	85.51	639
3/27 6 MO LIBOR	113	27,425,541.75	1.18%	8.508	358	80.50	616
3/27 6 MO LIBOR 40/30 Balloon	62	18,106,612.33	0.78%	8.279	359	76.57	579
3/27 6 MO LIBOR 50/30 Balloon	38	11,623,731.11	0.50%	7.872	360	83.11	612
3/27 6 MO LIBOR IO	25	6,841,878.00	0.29%	6.999	360	80.50	692
5/25 6 MO LIBOR	210	46,792,014.68	2.02%	8.457	360	80.44	652
5/25 6 MO LIBOR 40/30 Balloon	114	36,812,974.04	1.59%	7.931	359	79.81	600
5/25 6 MO LIBOR 50/30 Balloon	114	41,243,032.61	1.78%	7.265	360	81.62	638
5/25 6 MO LIBOR IO	98	27,697,778.18	1.19%	7.853	360	80.28	691
Fixed Rate 10 Yr	7	385,523.77	0.02%	8.447	108	66.91	618
Fixed Rate 15 Yr	75	6,519,992.04	0.28%	8.809	164	77.66	607
Fixed Rate 20 Yr	31	3,320,409.71	0.14%	8.517	230	76.91	605
Fixed Rate 30 Yr	3,757	409,372,525.82	17.63%	9.237	358	84.07	617
Fixed Rate 30 Yr IO	41	14,189,102.92	0.61%	7.193	359	83.92	637
Fixed Rate 30 Yr Rate Reduction	5	948,763.52	0.04%	11.255	359	70.73	530
Fixed Rate 30/15 Balloon	22	1,290,846.99	0.06%	10.070	83	77.05	581
Fixed Rate 40/30 Balloon	404	105,512,261.03	4.54%	7.885	359	79.51	604
Fixed Rate 40/30 Balloon Rate Reduction	1	124,954.79	0.01%	9.100	359	62.50	543
Fixed Rate 50/30 Balloon	234	68,847,072.25	2.97%	7.541	360	82.61	622
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	10,478	2,212,746,042.86	95.30%	8.577	358	82.04	601
I/O Term: 60 months	159	51,824,157.61	2.23%	7.694	359	85.26	652
I/O Term: 120 months	181	57,216,004.06	2.46%	7.645	360	82.21	658
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	3,813	593,053,643.34	25.54%	9.102	356	82.70	606
Prepay Penalty: 12 months	516	179,015,774.02	7.71%	8.407	358	77.73	604
Prepay Penalty: 24 months	4,295	1,054,134,738.73	45.40%	8.472	359	82.96	596
Prepay Penalty: 30 months	18	4,082,501.60	0.18%	9.006	359	89.19	612
Prepay Penalty: 36 months	2,176	491,499,546.84	21.17%	8.028	358	81.15	617
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	8,578	2,222,079,400.21	95.71%	8.381	358	81.33	601
Second Lien	2,240	99,706,804.32	4.29%	11.952	358	99.77	650
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	421	125,056,022.50	5.39%	8.660	359	84.48	599
Full Documentation	6,103	1,105,210,679.22	47.60%	8.471	357	84.38	594
Lite Documentation	193	33,258,100.55	1.43%	8.662	359	81.01	658
No Documentation	388	60,646,439.15	2.61%	8.669	358	81.87	704
Stated Income Documentation	3,713	997,614,963.11	42.97%	8.577	359	79.37	607
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	5,425	1,484,581,765.39	63.94%	8.245	358	78.89	593
Purchase	4,431	620,776,594.75	26.74%	9.267	358	89.64	632
Rate/Term Refinance	962	216,427,844.39	9.32%	8.419	356	82.72	595
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	161	60,501,319.79	2.61%	8.219	359	80.67	625
2-4 Units Detached	474	131,444,171.22	5.66%	8.555	358	80.42	615
Condo Conversion Attached	12	2,001,847.72	0.09%	9.381	359	78.49	585
Condo High-Rise Attached	44	11,140,685.93	0.48%	8.738	360	81.04	625
Condo Low-Rise Attached	438	84,485,389.53	3.64%	8.685	358	83.58	616
Condo Low-Rise Detached	5	2,316,228.12	0.10%	7.868	359	80.90	666
Condotel Attached	14	6,488,505.33	0.28%	7.431	359	88.61	709
Manufactured Housing	10	966,634.96	0.04%	10.074	223	80.62	600
PUD Attached	163	29,751,968.01	1.28%	8.524	357	84.94	617
PUD Detached	1,149	254,547,643.92	10.96%	8.645	358	84.67	602
Single Family Attached	300	52,892,034.82	2.28%	8.573	358	81.21	603
Single Family Detached	8,048	1,685,249,775.18	72.58%	8.521	358	81.81	601
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	514	90,124,485.59	3.88%	9.251	357	81.78	647
Primary	10,170	2,193,143,299.66	94.46%	8.507	358	82.17	601
Second Home	134	38,518,419.28	1.66%	8.449	357	80.31	621
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	629	165,607,869.71	7.13%	8.804	358	77.26	563
AA	1,502	379,825,579.27	16.36%	8.762	358	80.48	568
AA+	7,549	1,579,622,430.68	68.03%	8.357	359	83.67	615
AAA	583	80,263,589.21	3.46%	8.688	359	81.64	706
B	319	80,859,293.26	3.48%	9.479	358	74.95	547
C	109	23,622,508.91	1.02%	9.818	357	70.20	548
CC	21	4,605,856.96	0.20%	11.265	360	62.26	550
DA	106	7,379,076.53	0.32%	10.900	278	77.63	626
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	71	9,218,000.75	0.40%	9.610	354	84.13	581
Alaska	14	3,412,138.99	0.15%	9.246	359	81.64	592
Arizona	270	57,190,956.42	2.46%	8.519	357	82.90	598
Arkansas	17	1,956,559.56	0.08%	10.215	359	87.13	587
California	1,891	677,091,077.46	29.16%	7.919	359	81.08	604
Colorado	191	33,227,136.06	1.43%	8.740	359	89.07	614
Connecticut	206	43,810,632.44	1.89%	8.449	357	82.81	606
Delaware	19	3,606,553.81	0.16%	9.197	359	84.06	594
District of Columbia	15	4,132,006.15	0.18%	8.449	359	77.85	606
Florida	1,304	245,002,847.91	10.55%	8.752	358	80.33	601
Georgia	331	49,966,880.29	2.15%	9.288	357	85.12	607
Hawaii	100	40,714,499.52	1.75%	7.531	359	79.11	637
Idaho	39	7,610,569.30	0.33%	8.853	356	82.69	583
Illinois	249	44,885,895.12	1.93%	9.480	359	84.98	596
Indiana	112	10,979,076.04	0.47%	9.826	355	88.31	595
Iowa	23	2,842,968.67	0.12%	9.952	356	86.59	570
Kansas	12	1,652,380.95	0.07%	8.907	358	84.88	593
Kentucky	50	7,166,784.59	0.31%	9.476	356	87.85	616
Louisiana	81	10,803,207.55	0.47%	9.209	354	83.67	594
Maine	69	13,036,121.93	0.56%	8.795	357	82.18	595
Maryland	260	66,752,299.36	2.88%	8.322	359	80.82	596
Massachusetts	337	91,111,941.92	3.92%	8.410	359	79.43	602
Michigan	303	36,654,274.00	1.58%	9.566	358	85.34	606
Minnesota	96	15,325,872.82	0.66%	9.052	359	85.16	631
Mississippi	26	3,519,348.21	0.15%	9.406	355	90.04	609
Missouri	70	8,202,717.54	0.35%	9.752	357	85.91	599
Montana	11	1,876,937.63	0.08%	9.699	359	87.81	584
Nebraska	3	143,685.41	0.01%	10.267	310	82.56	590
Nevada	168	41,606,295.84	1.79%	8.201	359	84.70	613
New Hampshire	54	9,745,807.26	0.42%	8.753	359	81.02	606
New Jersey	348	98,355,087.79	4.24%	8.850	359	78.67	598
New Mexico	1	87,936.52	0.00%	10.625	279	70.00	646
New York	604	196,820,335.35	8.48%	8.276	358	79.39	612
North Carolina	223	33,323,416.64	1.44%	9.473	358	85.42	608
North Dakota	12	1,084,103.96	0.05%	9.529	358	83.90	604
Ohio	272	33,454,609.71	1.44%	9.860	357	90.29	606
Oklahoma	63	6,313,520.81	0.27%	9.741	353	87.74	606
Oregon	124	26,161,593.39	1.13%	8.393	356	83.54	603
Pennsylvania	279	41,306,583.01	1.78%	8.969	355	83.64	598
Rhode Island	12	2,800,548.04	0.12%	8.768	358	75.52	626
South Carolina	105	17,338,088.99	0.75%	9.380	356	85.15	589
South Dakota	7	560,192.84	0.02%	9.743	359	86.91	602
Tennessee	189	18,766,337.22	0.81%	8.804	354	86.90	604
Texas	1,346	130,926,975.21	5.64%	9.461	355	87.49	596
Utah	135	24,925,810.39	1.07%	8.799	356	85.50	612
Vermont	25	4,666,543.72	0.20%	9.730	359	82.81	575
Virginia	302	58,876,698.73	2.54%	8.762	357	80.87	604
Washington	287	68,662,970.16	2.96%	8.298	359	81.97	592
Wisconsin	74	12,136,054.26	0.52%	9.333	359	85.09	601
Wyoming	18	1,973,324.29	0.08%	9.465	359	85.07	604
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	10,077	2,167,390,172.22	93.35%	8.552	358	82.30	599
Silent 2nd	741	154,396,032.31	6.65%	8.297	356	79.61	663
Total	10,818	2,321,786,204.53	100.00%	8.535	358	82.12	604

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	209	47,309,637.06	2.76%	7.930	360	78.07	707
3.000 - 3.499	12	3,161,842.17	0.18%	7.065	360	80.00	707
3.500 - 3.999	9	1,561,043.79	0.09%	8.103	355	82.18	687
4.000 - 4.499	15	1,767,142.67	0.10%	8.843	326	77.87	671
4.500 - 4.999	30	3,813,042.71	0.22%	9.402	325	79.55	633
5.000 - 5.499	164	33,317,865.42	1.95%	9.439	356	81.88	588
5.500 - 5.999	189	54,950,222.84	3.21%	7.195	357	80.27	610
6.000 - 6.499	5,225	1,461,553,691.20	85.41%	8.433	359	82.49	599
6.500 - 6.999	246	69,046,119.72	4.03%	9.248	359	75.99	551
7.000 - 7.499	102	26,294,710.64	1.54%	9.594	358	72.94	544
7.500 - 7.999	31	7,368,901.86	0.43%	9.212	357	75.25	556
8.000 - 8.499	6	739,379.09	0.04%	10.639	331	71.63	564
8.500 - 8.999	2	96,183.13	0.01%	11.572	342	84.86	641
10.000 -10.499	1	294,969.39	0.02%	10.600	358	80.00	518
Total	6,241	1,711,274,751.69	100.00%	8.454	359	81.82	599

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	208	47,085,637.06	2.75%	7.929	360	78.06	707
3.000 - 3.499	12	3,161,842.17	0.18%	7.065	360	80.00	707
3.500 - 3.999	6	1,355,600.00	0.08%	7.722	360	81.35	697
4.000 - 4.499	6	945,512.73	0.06%	8.596	359	77.43	655
4.500 - 4.999	9	1,962,772.63	0.11%	9.175	360	79.84	625
5.000 - 5.499	140	31,306,597.36	1.83%	9.378	360	82.08	586
5.500 - 5.999	158	51,709,105.84	3.02%	7.060	359	80.24	610
6.000 - 6.499	4,986	1,406,455,938.85	82.19%	8.425	359	82.38	598
6.500 - 6.999	222	64,605,647.20	3.78%	9.100	359	76.61	557
7.000 - 7.499	99	26,205,276.06	1.53%	9.221	359	73.45	562
7.500 - 7.999	45	14,852,537.99	0.87%	7.880	358	76.95	588
8.000 - 8.499	49	12,885,417.70	0.75%	8.286	356	83.48	604
8.500 - 8.999	77	16,242,511.36	0.95%	8.815	354	83.15	594
9.000 - 9.499	45	8,525,654.94	0.50%	9.275	350	82.61	585
9.500 - 9.999	75	11,233,938.76	0.66%	9.887	342	85.37	592
10.000 -10.499	36	5,743,540.45	0.34%	10.450	336	83.34	576
10.500 -10.999	33	3,929,377.60	0.23%	11.042	329	83.13	567
11.000 -11.499	9	888,958.33	0.05%	11.202	340	86.91	580
11.500 -11.999	17	1,772,602.85	0.10%	12.137	321	81.80	552
12.000 -12.499	4	244,821.96	0.01%	12.638	304	80.04	575
12.500 -12.999	3	74,809.67	0.00%	12.964	291	77.78	553
13.000 -13.499	1	66,938.87	0.00%	13.375	277	40.83	528
14.000 -14.499	1	19,711.31	0.00%	14.375	277	64.93	519
Total	6,241	1,711,274,751.69	100.00%	8.454	359	81.82	599

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1	253,500.00	0.01%	6.850	360	65.00	562
10.000 -10.499	4	1,133,119.49	0.07%	7.358	360	82.21	602
10.500 -10.999	8	2,429,200.00	0.14%	7.689	360	83.58	586
11.000 -11.499	2	297,088.25	0.02%	8.162	359	91.36	591
11.500 -11.999	58	20,697,218.44	1.21%	5.980	360	76.61	628
12.000 -12.499	133	47,657,375.67	2.78%	6.300	359	78.55	632
12.500 -12.999	403	142,623,501.57	8.33%	6.795	359	78.80	628
13.000 -13.499	477	166,808,698.61	9.75%	7.253	359	80.81	617
13.500 -13.999	896	289,412,009.16	16.91%	7.768	359	80.97	612
14.000 -14.499	779	244,614,918.91	14.29%	8.247	359	81.54	604
14.500 -14.999	1,002	276,461,634.25	16.16%	8.747	359	81.85	594
15.000 -15.499	663	168,370,492.62	9.84%	9.228	359	83.27	585
15.500 -15.999	752	168,908,611.87	9.87%	9.725	358	84.56	580
16.000 -16.499	406	77,703,709.37	4.54%	10.234	358	84.20	569
16.500 -16.999	324	55,323,071.71	3.23%	10.715	357	83.32	562
17.000 -17.499	131	19,865,158.01	1.16%	11.213	359	84.25	556
17.500 -17.999	135	20,060,134.89	1.17%	11.780	356	89.34	561
18.000 -18.499	57	7,453,321.87	0.44%	12.195	358	82.01	546
18.500 -18.999	8	1,115,336.82	0.07%	12.578	355	77.50	526
19.000 -19.499	1	66,938.87	0.00%	13.375	277	40.83	528
20.000 -20.499	1	19,711.31	0.00%	14.375	277	64.93	519
Total	6,241	1,711,274,751.69	100.00%	8.454	359	81.82	599

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	4	831,815.60	0.05%	8.601	360	80.00	597
1.500	1,100	298,854,063.09	17.46%	8.289	360	81.46	615
2.000	3	767,265.45	0.04%	7.689	359	79.68	606
3.000	5,134	1,410,821,607.55	82.44%	8.489	359	81.90	596
Total	6,241	1,711,274,751.69	100.00%	8.454	359	81.82	599

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	5,134	1,411,053,376.94	82.46%	8.489	359	81.90	596
1.500	1,106	300,100,529.62	17.54%	8.288	360	81.45	615
2.000	1	120,845.13	0.01%	9.880	359	100.00	626
Total	6,241	1,711,274,751.69	100.00%	8.454	359	81.82	599

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/07	34	2,394,951.99	0.14%	11.266	277	74.18	614
06/01/07	30	1,879,211.09	0.11%	10.835	278	79.60	624
07/01/07	32	2,146,774.55	0.13%	10.613	279	77.38	638
08/01/07	2	186,081.93	0.01%	10.888	280	79.99	618
10/01/07	10	1,305,579.05	0.08%	10.556	280	79.67	617
03/01/08	11	1,875,112.86	0.11%	8.382	347	84.08	651
04/01/08	16	2,659,498.52	0.16%	7.726	348	84.07	673
05/01/08	11	1,931,154.88	0.11%	8.060	349	84.70	670
06/01/08	11	2,081,520.51	0.12%	8.381	350	86.36	631
07/01/08	19	3,898,192.35	0.23%	8.698	351	95.39	658
08/01/08	11	1,897,488.70	0.11%	9.023	352	99.59	663
09/01/08	2	454,639.61	0.03%	9.220	353	100.00	617
10/01/08	2	262,052.84	0.02%	8.459	354	80.00	589
11/01/08	2	637,521.29	0.04%	10.498	355	75.00	538
01/01/09	25	7,946,552.39	0.46%	8.348	357	79.77	536
02/01/09	419	133,873,089.29	7.82%	8.341	358	80.32	568
03/01/09	1,819	515,505,483.34	30.12%	8.585	359	82.45	588
04/01/09	3,006	811,631,139.21	47.43%	8.495	360	81.99	602
05/01/09	9	2,715,421.05	0.16%	8.510	359	78.39	636
06/01/09	1	82,380.44	0.00%	9.550	350	80.00	657
07/01/09	1	324,554.39	0.02%	8.200	351	103.00	748
01/01/10	1	187,088.46	0.01%	6.500	357	80.00	685
02/01/10	19	5,309,950.69	0.31%	8.776	358	77.76	566
03/01/10	64	18,661,487.94	1.09%	7.941	359	80.38	606
04/01/10	145	38,474,066.50	2.25%	8.171	360	79.77	620
05/01/11	1	183,544.39	0.01%	8.950	349	102.79	621
08/01/11	1	186,937.35	0.01%	9.850	352	103.00	621
12/01/11	2	335,920.00	0.02%	8.167	356	80.00	755
02/01/12	25	10,450,877.50	0.61%	7.695	358	83.68	606
03/01/12	150	41,334,535.11	2.42%	7.911	359	80.42	638
04/01/12	356	99,977,485.16	5.84%	7.905	360	80.23	648
05/01/12	1	76,500.00	0.00%	10.950	360	90.00	588
05/01/21	1	14,958.31	0.00%	12.800	349	100.00	610
04/01/22	2	393,000.00	0.02%	7.853	360	73.87	580
Total	6,241	1,711,274,751.69	100.00%	8.454	359	81.82	599

Group I Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,232,752,973	$12,878	$728,000
Average Scheduled Principal Balance	$194,932
Number of Mortgage Loans	6,324

Weighted Average Gross Coupon	8.517%	5.600%	15.000%
Weighted Average FICO Score	593	500	813
Weighted Average Combined Original LTV	79.95%	12.58%	103.00%
Weighted Average Combined Original LTV w/Silent 2nds	80.38%	12.58%	103.00%
Weighted Average Debt-to-Income	41.91%	1.33%	67.16%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	111 months	360 months
Weighted Average Seasoning	1 months	0 months	12 months

Weighted Average Gross Margin	6.050%	2.750%	8.500%
Weighted Average Minimum Interest Rate	6.160%	2.750%	12.800%
Weighted Average Maximum Interest Rate	14.554%	10.125%	18.800%
Weighted Average Initial Rate Cap	2.704%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.099%	1.000%	1.500%
Weighted Average Months to Roll	27 months	12 months	169 months

Maturity Date		Jul 1 2016	May 1 2037
Maximum Zip Code Concentration	0.42%	92376

ARM	69.87%
Fixed Rate	30.13%

15/15 6 MO LIBOR	0.00%
2/28 6 MO LIBOR	26.46%
2/28 6 MO LIBOR 40/30 Balloon	22.27%
2/28 6 MO LIBOR 50/30 Balloon	11.28%
2/28 6 MO LIBOR IO	1.68%
3/27 6 MO LIBOR	1.27%
3/27 6 MO LIBOR 40/30 Balloon	1.06%
3/27 6 MO LIBOR 50/30 Balloon	0.57%
3/27 6 MO LIBOR IO	0.17%
5/25 6 MO LIBOR	1.88%
5/25 6 MO LIBOR 40/30 Balloon	1.44%
5/25 6 MO LIBOR 50/30 Balloon	1.40%
5/25 6 MO LIBOR IO	0.38%
Fixed Rate 10 Yr	0.03%
Fixed Rate 15 Yr	0.33%
Fixed Rate 20 Yr	0.20%
Fixed Rate 30 Yr	19.66%
Fixed Rate 30 Yr IO	0.68%
Fixed Rate 30 Yr Rate Reduction	0.03%
Fixed Rate 40/30 Balloon	5.85%
Fixed Rate 50/30 Balloon	3.35%

Interest Only	2.91%
Not Interest Only	97.09%

Prepay Penalty: 0 months	25.51%
Prepay Penalty: 12 months	7.76%
Prepay Penalty: 24 months	42.47%
Prepay Penalty: 30 months	0.24%
Prepay Penalty: 36 months	24.01%

First Lien	98.05%
Second Lien	1.95%

Business Bank Statements	4.14%
Full Documentation	51.32%
Lite Documentation	1.06%
No Documentation	0.83%
Stated Income Documentation	42.65%

Cash Out Refinance	77.72%
Purchase	10.04%
Rate/Term Refinance	12.24%

2-4 Units Attached	2.42%
2-4 Units Detached	6.95%
Condo High-Rise Attached	0.37%
Condo Low-Rise Attached	3.69%
Condo Low-Rise Detached	0.03%
PUD Attached	1.33%
PUD Detached	8.13%
Single Family Attached	2.78%
Single Family Detached	74.30%

Non-owner	5.50%
Primary	93.00%
Second Home	1.50%

Top 5 States:
California	22.24%
Florida	11.01%
New York	8.08%
New Jersey	4.85%
Massachusetts	4.68%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	797	18,619,811.33	1.51%	11.787	355	99.49	620
50,000.01 - 100,000.00	442	35,435,695.20	2.87%	10.597	355	83.47	612
100,000.01 - 150,000.00	1,153	143,870,118.62	11.67%	9.422	357	80.94	585
150,000.01 - 200,000.00	1,072	187,832,208.80	15.24%	8.760	358	78.80	588
200,000.01 - 250,000.00	909	203,528,914.09	16.51%	8.453	359	79.27	590
250,000.01 - 300,000.00	761	209,371,893.38	16.98%	8.181	359	78.97	593
300,000.01 - 350,000.00	559	181,436,110.19	14.72%	8.047	359	78.57	592
350,000.01 - 400,000.00	420	157,543,944.29	12.78%	7.970	359	80.35	597
400,000.01 - 450,000.00	136	56,441,454.55	4.58%	7.868	359	81.36	601
450,000.01 - 500,000.00	39	18,551,401.38	1.50%	7.957	359	80.66	607
500,000.01 - 550,000.00	22	11,446,734.86	0.93%	8.350	360	81.24	606
550,000.01 - 600,000.00	6	3,482,873.78	0.28%	7.177	360	77.90	651
600,000.01 - 650,000.00	5	3,096,362.45	0.25%	7.561	360	82.23	636
650,000.01 - 700,000.00	1	651,950.00	0.05%	8.000	360	85.00	672
700,000.01 - 750,000.00	2	1,443,500.00	0.12%	8.838	360	84.96	625
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	32	9,820,227.61	0.80%	5.755	360	73.15	626
6.000 - 6.499	137	41,918,700.40	3.40%	6.341	359	75.61	628
6.500 - 6.999	457	126,687,511.32	10.28%	6.773	358	75.70	619
7.000 - 7.499	407	108,580,483.77	8.81%	7.261	358	78.08	612
7.500 - 7.999	802	202,013,619.42	16.39%	7.757	359	78.56	603
8.000 - 8.499	639	154,632,307.90	12.54%	8.245	359	79.64	597
8.500 - 8.999	888	190,525,459.86	15.46%	8.746	358	80.36	586
9.000 - 9.499	592	119,887,508.75	9.73%	9.240	359	81.66	577
9.500 - 9.999	870	118,607,471.32	9.62%	9.744	358	82.68	573
10.000 -10.499	353	58,067,912.19	4.71%	10.237	358	82.19	566
10.500 -10.999	301	46,265,505.96	3.75%	10.714	358	82.94	563
11.000 -11.499	150	18,538,505.02	1.50%	11.216	359	83.21	561
11.500 -11.999	150	15,148,805.66	1.23%	11.742	356	86.64	570
12.000 -12.499	112	9,162,744.22	0.74%	12.192	359	85.26	572
12.500 -12.999	151	5,799,643.68	0.47%	12.684	359	96.58	624
13.000 -13.499	90	2,766,216.03	0.22%	13.319	357	100.07	616
13.500 -13.999	90	2,313,600.19	0.19%	13.646	358	100.00	607
14.000 -14.499	89	1,744,507.50	0.14%	14.183	352	99.98	594
14.500 -14.999	13	257,254.26	0.02%	14.710	342	100.00	595
15.000 -15.499	1	14,987.86	0.00%	15.000	355	100.00	592
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	17	3,837,956.28	0.31%	9.462	360	70.41	500
501 - 520	475	100,377,411.08	8.14%	9.561	359	75.90	511
521 - 540	469	102,531,357.73	8.32%	9.364	359	75.60	531
541 - 560	566	122,189,071.84	9.91%	8.917	359	76.01	550
561 - 580	821	166,122,769.17	13.48%	8.349	358	76.60	570
581 - 600	1,062	185,847,447.98	15.08%	8.348	359	79.57	590
601 - 620	1,014	183,084,863.31	14.85%	8.408	358	82.97	610
621 - 640	832	158,992,314.64	12.90%	8.135	359	83.32	630
641 - 660	519	105,357,865.28	8.55%	8.069	358	84.08	649
661 - 680	275	52,311,688.01	4.24%	8.068	360	85.84	669
681 - 700	144	28,063,103.29	2.28%	7.835	359	84.16	690
701 - 760	95	17,714,317.24	1.44%	7.920	357	82.33	724
761+	29	5,531,726.13	0.45%	7.599	358	83.17	777
None	6	791,080.94	0.06%	9.398	359	71.32	0
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	158	31,716,862.51	2.57%	8.156	358	42.34	576
50.00- 54.99	96	20,550,944.98	1.67%	7.801	359	52.50	582
55.00- 59.99	137	30,206,424.24	2.45%	7.955	360	57.43	580
60.00- 64.99	251	56,857,621.30	4.61%	8.054	356	62.47	580
65.00- 69.99	312	69,760,387.62	5.66%	8.344	357	67.05	575
70.00- 74.99	398	96,201,963.80	7.80%	8.158	359	71.72	577
75.00- 79.99	592	138,210,114.20	11.21%	8.299	359	76.84	582
80.00	1,015	221,487,511.40	17.97%	8.644	359	80.00	583
80.01- 84.99	248	61,271,636.92	4.97%	7.990	359	83.36	603
85.00- 89.99	795	182,905,561.64	14.84%	8.333	358	86.15	601
90.00- 94.99	1,015	218,188,054.34	17.70%	8.664	359	90.08	610
95.00- 99.99	179	28,978,338.49	2.35%	9.391	358	95.49	595
100.00	1,096	72,607,420.86	5.89%	10.214	358	100.00	628
100.01+	32	3,810,130.62	0.31%	9.263	352	102.63	670
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	157	31,466,997.94	2.55%	8.149	358	42.31	576
50.00- 54.99	96	20,550,944.98	1.67%	7.801	359	52.50	582
55.00- 59.99	137	30,206,424.24	2.45%	7.955	360	57.43	580
60.00- 64.99	249	56,602,419.41	4.59%	8.051	356	62.48	580
65.00- 69.99	309	69,459,633.16	5.63%	8.342	357	67.06	575
70.00- 74.99	395	95,570,294.29	7.75%	8.155	359	71.71	576
75.00- 79.99	585	137,253,796.23	11.13%	8.298	359	76.82	581
80.00	873	196,853,077.06	15.97%	8.702	359	80.00	574
80.01- 84.99	248	61,137,501.49	4.96%	7.992	359	83.22	603
85.00- 89.99	794	183,051,175.64	14.85%	8.323	358	86.13	601
90.00- 94.99	1,028	220,802,618.59	17.91%	8.650	359	89.91	611
95.00- 99.99	201	32,671,418.95	2.65%	9.345	358	93.66	601
100.00	1,211	91,819,875.33	7.45%	9.799	358	95.82	634
100.01+	41	5,306,795.61	0.43%	9.051	352	96.37	671
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	4	340,131.44	0.03%	8.435	119	66.79	608
180	31	4,021,017.57	0.33%	8.665	180	77.97	606
240	17	2,451,938.42	0.20%	8.201	239	75.07	600
360	6,272	1,225,939,885.49	99.45%	8.517	359	79.97	593
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	4	340,131.44	0.03%	8.435	119	66.79	608
121-180	31	4,021,017.57	0.33%	8.665	180	77.97	606
181-240	17	2,451,938.42	0.20%	8.201	239	75.07	600
301-360	6,272	1,225,939,885.49	99.45%	8.517	359	79.97	593
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	132	23,782,665.68	1.93%	8.677	358	77.37	599
20.01 -25.00	211	32,128,199.07	2.61%	8.536	358	77.35	598
25.01 -30.00	426	73,771,057.55	5.98%	8.543	357	78.97	595
30.01 -35.00	677	121,318,354.29	9.84%	8.508	358	79.46	594
35.01 -40.00	988	182,098,785.52	14.77%	8.577	359	79.73	593
40.01 -45.00	1,406	269,092,243.24	21.83%	8.619	359	79.91	590
45.01 -50.00	1,586	326,520,328.49	26.49%	8.497	358	80.25	595
50.01 -55.00	755	175,514,078.57	14.24%	8.366	359	81.39	587
55.01 -60.00	85	17,384,845.92	1.41%	8.262	359	80.73	585
60.01+	5	925,768.08	0.08%	8.810	358	81.17	591
None	53	10,216,646.51	0.83%	7.814	359	76.54	693
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,775	861,355,073.49	69.87%	8.564	359	79.96	588
Fixed Rate	2,549	371,397,899.43	30.13%	8.408	356	79.93	606
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	14,958.31	0.00%	12.800	349	100.00	610
2/28 6 MO LIBOR	1,619	326,165,224.90	26.46%	9.185	359	79.11	572
2/28 6 MO LIBOR 40/30 Balloon	1,107	274,566,581.84	22.27%	8.375	359	79.73	581
2/28 6 MO LIBOR 50/30 Balloon	542	139,011,368.37	11.28%	7.872	360	82.99	613
2/28 6 MO LIBOR IO	78	20,740,230.62	1.68%	7.836	359	82.83	634
3/27 6 MO LIBOR	73	15,700,009.56	1.27%	8.706	360	79.39	599
3/27 6 MO LIBOR 40/30 Balloon	49	13,120,408.67	1.06%	8.370	359	75.54	573
3/27 6 MO LIBOR 50/30 Balloon	25	7,012,800.14	0.57%	7.972	360	80.60	613
3/27 6 MO LIBOR IO	7	2,097,870.00	0.17%	6.835	360	79.44	673
5/25 6 MO LIBOR	117	23,177,800.28	1.88%	8.648	360	78.68	636
5/25 6 MO LIBOR 40/30 Balloon	70	17,767,939.96	1.44%	8.089	359	76.95	595
5/25 6 MO LIBOR 50/30 Balloon	64	17,298,880.84	1.40%	7.351	360	80.90	630
5/25 6 MO LIBOR IO	23	4,681,000.00	0.38%	7.657	360	78.27	685
Fixed Rate 10 Yr	4	340,131.44	0.03%	8.435	119	66.79	608
Fixed Rate 15 Yr	31	4,021,017.57	0.33%	8.665	180	77.97	606
Fixed Rate 20 Yr	17	2,451,938.42	0.20%	8.201	239	75.07	600
Fixed Rate 30 Yr	2,007	242,371,675.13	19.66%	8.734	359	80.25	604
Fixed Rate 30 Yr IO	27	8,349,215.63	0.68%	7.335	359	81.44	639
Fixed Rate 30 Yr Rate Reduction	3	373,763.52	0.03%	11.302	358	70.57	509
Fixed Rate 40/30 Balloon	307	72,161,613.52	5.85%	7.946	359	78.53	600
Fixed Rate 50/30 Balloon	153	41,328,544.20	3.35%	7.480	360	80.91	619
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	6,189	1,196,884,656.67	97.09%	8.543	358	79.90	592
I/O Term: 60 months	69	18,788,962.39	1.52%	7.801	359	83.44	642
I/O Term: 120 months	66	17,079,353.86	1.39%	7.458	360	79.82	647
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	2,044	314,527,211.77	25.51%	8.956	359	80.53	593
Prepay Penalty: 12 months	326	95,689,926.89	7.76%	8.303	357	74.30	592
Prepay Penalty: 24 months	2,503	523,527,048.48	42.47%	8.526	359	80.67	585
Prepay Penalty: 30 months	15	3,014,649.60	0.24%	9.049	359	88.65	610
Prepay Penalty: 36 months	1,436	295,994,136.18	24.01%	8.096	357	79.80	608
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	5,445	1,208,697,766.06	98.05%	8.448	359	79.56	593
Second Lien	879	24,055,206.86	1.95%	11.942	356	99.81	627
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	230	51,065,653.75	4.14%	8.797	359	82.39	591
Full Documentation	3,719	632,672,200.76	51.32%	8.408	358	82.21	587
Lite Documentation	75	13,049,685.69	1.06%	8.337	359	79.08	656
No Documentation	53	10,216,646.51	0.83%	7.814	359	76.54	693
Stated Income Documentation	2,247	525,748,786.21	42.65%	8.638	359	77.09	597
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	4,154	958,117,817.75	77.72%	8.363	359	78.13	590
Purchase	1,404	123,768,913.15	10.04%	9.711	359	90.80	621
Rate/Term Refinance	766	150,866,242.02	12.24%	8.513	358	82.61	594
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	82	29,808,112.96	2.42%	8.191	359	75.65	606
2-4 Units Detached	311	85,736,236.36	6.95%	8.489	359	77.79	603
Condo High-Rise Attached	21	4,567,788.92	0.37%	8.219	359	72.12	594
Condo Low-Rise Attached	244	45,432,476.07	3.69%	8.610	359	81.10	604
Condo Low-Rise Detached	2	399,261.01	0.03%	8.980	360	82.23	607
PUD Attached	91	16,382,212.39	1.33%	8.579	358	81.48	605
PUD Detached	488	100,185,954.34	8.13%	8.571	358	81.93	592
Single Family Attached	196	34,303,492.89	2.78%	8.450	358	81.24	601
Single Family Detached	4,889	915,937,437.98	74.30%	8.522	358	79.99	591
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	351	67,804,282.77	5.50%	9.241	358	81.26	639
Primary	5,892	1,146,443,162.04	93.00%	8.473	358	79.88	590
Second Home	81	18,505,528.11	1.50%	8.557	359	79.64	614
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	454	103,886,211.48	8.43%	8.921	359	76.60	561
AA	1,041	225,539,250.35	18.30%	8.874	359	79.75	562
AA+	4,368	811,595,449.80	65.84%	8.258	358	81.13	608
AAA	128	17,948,988.08	1.46%	8.131	359	77.58	704
B	234	52,176,177.66	4.23%	9.634	359	74.56	546
C	83	18,311,071.40	1.49%	9.954	358	70.29	548
CC	16	3,295,824.15	0.27%	11.258	360	61.47	545
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	43	5,167,333.10	0.42%	9.401	359	81.83	591
Alaska	11	2,832,888.87	0.23%	9.133	359	78.82	590
Arizona	159	33,895,223.75	2.75%	8.336	359	80.24	592
Arkansas	17	1,956,559.56	0.16%	10.215	359	87.13	587
California	943	274,126,368.78	22.24%	7.790	359	76.75	590
Colorado	127	20,453,303.87	1.66%	8.837	359	87.76	611
Connecticut	151	31,221,465.56	2.53%	8.485	360	82.08	595
Delaware	13	2,625,682.48	0.21%	9.243	360	84.70	585
District of Columbia	10	2,740,405.45	0.22%	7.899	359	77.67	609
Florida	706	135,694,416.21	11.01%	8.655	358	78.29	590
Georgia	209	31,599,878.41	2.56%	9.332	358	86.46	595
Hawaii	52	17,958,465.34	1.46%	7.325	359	74.43	615
Idaho	30	5,444,933.50	0.44%	8.880	359	81.88	588
Illinois	166	31,022,391.40	2.52%	9.256	360	84.29	583
Indiana	64	6,681,858.46	0.54%	9.732	359	85.79	584
Iowa	15	1,680,879.28	0.14%	10.251	360	85.46	580
Kansas	8	1,038,383.84	0.08%	9.177	360	90.09	592
Kentucky	32	4,222,022.24	0.34%	9.509	360	86.55	599
Louisiana	48	7,265,561.39	0.59%	9.058	357	82.30	590
Maine	50	8,719,399.65	0.71%	8.875	356	84.50	609
Maryland	166	37,367,212.61	3.03%	8.198	359	78.17	591
Massachusetts	235	57,727,045.41	4.68%	8.374	360	78.40	595
Michigan	201	23,405,884.87	1.90%	9.648	359	84.52	594
Minnesota	56	10,236,303.76	0.83%	8.979	360	85.91	604
Mississippi	12	1,780,357.18	0.14%	9.010	359	87.96	608
Missouri	45	5,669,819.78	0.46%	9.570	359	85.44	597
Montana	10	1,836,747.13	0.15%	9.630	359	87.55	583
Nebraska	1	82,800.00	0.01%	9.700	360	90.00	604
Nevada	101	24,184,328.80	1.96%	7.999	359	82.38	610
New Hampshire	40	7,128,990.87	0.58%	8.811	359	80.69	596
New Jersey	227	59,826,158.44	4.85%	8.660	359	77.18	596
New York	338	99,649,872.86	8.08%	8.117	358	74.40	595
North Carolina	147	20,294,455.31	1.65%	9.547	359	85.55	599
North Dakota	6	585,378.16	0.05%	9.824	357	84.48	593
Ohio	180	20,908,001.12	1.70%	9.949	359	89.24	596
Oklahoma	36	3,688,181.58	0.30%	9.581	352	86.38	599
Oregon	89	19,507,925.76	1.58%	8.329	359	82.57	600
Pennsylvania	192	26,510,588.14	2.15%	9.002	358	83.13	594
Rhode Island	9	2,070,404.00	0.17%	8.978	359	75.30	627
South Carolina	68	10,433,718.48	0.85%	9.396	356	84.26	586
South Dakota	6	388,492.84	0.03%	10.513	359	87.76	575
Tennessee	126	12,911,495.73	1.05%	8.702	357	85.88	599
Texas	635	57,652,922.84	4.68%	9.328	355	84.23	585
Utah	73	13,469,318.51	1.09%	8.689	358	84.95	606
Vermont	20	3,901,616.16	0.32%	9.782	359	80.87	572
Virginia	180	30,961,304.32	2.51%	8.899	356	80.79	593
Washington	203	44,506,111.94	3.61%	8.273	359	81.37	587
Wisconsin	55	8,241,137.19	0.67%	9.261	359	84.28	593
Wyoming	13	1,478,977.99	0.12%	9.369	359	83.61	607
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	6,157	1,204,302,348.13	97.69%	8.522	358	79.97	592
Silent 2nd	167	28,450,624.79	2.31%	8.281	359	79.32	657
Total	6,324	1,232,752,972.92	100.00%	8.517	358	79.95	593

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	60	11,446,211.59	1.33%	7.890	360	77.08	706
3.000 - 3.499	4	859,906.17	0.10%	7.117	360	80.00	683
3.500 - 3.999	1	367,200.00	0.04%	8.100	360	85.00	616
4.000 - 4.499	1	163,000.00	0.02%	10.725	360	69.36	530
4.500 - 4.999	5	917,838.45	0.11%	9.434	360	76.93	570
5.000 - 5.499	118	24,551,984.62	2.85%	9.351	360	82.18	578
5.500 - 5.999	99	26,413,739.79	3.07%	7.448	359	79.26	595
6.000 - 6.499	3,199	727,299,818.86	84.44%	8.510	359	80.48	590
6.500 - 6.999	177	42,586,323.97	4.94%	9.312	359	75.49	549
7.000 - 7.499	79	19,470,097.82	2.26%	9.642	359	72.25	546
7.500 - 7.999	28	6,707,685.20	0.78%	9.102	359	74.75	550
8.000 - 8.499	3	494,795.20	0.06%	9.245	358	78.72	568
8.500 - 8.999	1	76,471.82	0.01%	10.850	359	90.00	672
Total	3,775	861,355,073.49	100.00%	8.564	359	79.96	588

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	59	11,222,211.59	1.30%	7.885	360	77.02	705
3.000 - 3.499	4	859,906.17	0.10%	7.117	360	80.00	683
3.500 - 3.999	1	367,200.00	0.04%	8.100	360	85.00	616
4.000 - 4.499	1	163,000.00	0.02%	10.725	360	69.36	530
4.500 - 4.999	5	917,838.45	0.11%	9.434	360	76.93	570
5.000 - 5.499	116	24,249,222.74	2.82%	9.358	360	82.22	578
5.500 - 5.999	96	26,200,743.38	3.04%	7.394	359	78.88	596
6.000 - 6.499	3,084	702,040,264.72	81.50%	8.506	360	80.37	590
6.500 - 6.999	159	37,650,600.23	4.37%	9.306	359	75.65	551
7.000 - 7.499	72	17,884,815.79	2.08%	9.554	359	72.99	557
7.500 - 7.999	27	7,234,742.82	0.84%	7.941	359	77.45	579
8.000 - 8.499	31	7,528,161.71	0.87%	8.272	358	81.09	585
8.500 - 8.999	42	10,464,886.32	1.21%	8.778	358	79.09	573
9.000 - 9.499	26	5,132,413.54	0.60%	9.224	358	79.65	559
9.500 - 9.999	29	5,402,783.19	0.63%	9.754	358	82.60	559
10.000 -10.499	8	1,724,432.13	0.20%	10.285	358	79.97	543
10.500 -10.999	10	1,671,644.98	0.19%	10.870	358	84.43	551
11.000 -11.499	2	356,912.69	0.04%	11.179	359	83.70	527
11.500 -11.999	2	268,334.73	0.03%	11.853	358	100.00	588
12.500 -12.999	1	14,958.31	0.00%	12.800	349	100.00	610
Total	3,775	861,355,073.49	100.00%	8.564	359	79.96	588

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.000 -10.499	4	1,133,119.49	0.13%	7.358	360	82.21	602
10.500 -10.999	4	582,800.00	0.07%	7.776	360	84.83	599
11.000 -11.499	1	225,088.25	0.03%	8.150	359	95.00	591
11.500 -11.999	33	9,715,375.50	1.13%	5.906	360	74.02	623
12.000 -12.499	66	18,765,862.30	2.18%	6.356	360	78.46	622
12.500 -12.999	229	65,471,458.53	7.60%	6.788	360	76.57	617
13.000 -13.499	252	69,731,838.61	8.10%	7.269	359	78.39	610
13.500 -13.999	538	142,258,321.39	16.52%	7.773	359	78.90	601
14.000 -14.499	459	117,181,794.00	13.60%	8.243	359	80.14	596
14.500 -14.999	611	142,671,536.87	16.56%	8.735	359	80.08	583
15.000 -15.499	444	94,908,060.34	11.02%	9.228	359	81.46	574
15.500 -15.999	462	90,292,941.65	10.48%	9.710	359	81.59	569
16.000 -16.499	259	45,942,122.96	5.33%	10.216	359	81.79	562
16.500 -16.999	208	34,696,112.90	4.03%	10.708	360	82.12	556
17.000 -17.499	92	13,057,698.86	1.52%	11.219	360	82.20	552
17.500 -17.999	67	9,047,487.69	1.05%	11.756	360	85.08	548
18.000 -18.499	42	5,267,304.09	0.61%	12.184	360	79.37	543
18.500 -18.999	4	406,150.06	0.05%	12.570	359	86.79	558
Total	3,775	861,355,073.49	100.00%	8.564	359	79.96	588

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3	619,815.60	0.07%	8.977	359	80.00	567
1.500	750	168,837,849.42	19.60%	8.408	360	80.38	607
2.000	2	584,466.53	0.07%	7.282	359	73.32	605
3.000	3,020	691,312,941.94	80.26%	8.602	359	79.87	583
Total	3,775	861,355,073.49	100.00%	8.564	359	79.96	588

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,021	691,664,757.54	80.30%	8.602	359	79.87	583
1.500	754	169,690,315.95	19.70%	8.405	360	80.36	607
Total	3,775	861,355,073.49	100.00%	8.564	359	79.96	588

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/01/08	1	277,173.57	0.03%	7.250	348	80.00	746
05/01/08	4	522,174.43	0.06%	8.735	349	97.39	648
06/01/08	4	705,266.06	0.08%	8.885	350	84.58	595
07/01/08	9	1,548,041.56	0.18%	8.773	351	96.41	666
08/01/08	6	834,006.31	0.10%	9.282	352	99.55	658
09/01/08	1	71,834.73	0.01%	11.725	353	100.00	602
10/01/08	2	262,052.84	0.03%	8.459	354	80.00	589
11/01/08	1	295,518.05	0.03%	10.900	355	75.00	537
01/01/09	18	4,540,344.03	0.53%	8.737	357	78.94	539
02/01/09	270	71,280,485.65	8.28%	8.465	358	78.13	559
03/01/09	1,096	249,521,770.30	28.97%	8.626	359	80.34	578
04/01/09	1,931	429,914,438.20	49.91%	8.629	360	80.25	592
05/01/09	3	710,300.00	0.08%	9.247	360	81.61	579
06/01/09	1	82,380.44	0.01%	9.550	350	80.00	657
02/01/10	15	4,163,886.23	0.48%	8.558	358	75.40	570
03/01/10	40	10,412,065.70	1.21%	8.345	359	80.51	584
04/01/10	98	23,272,756.00	2.70%	8.312	360	77.80	607
12/01/11	1	224,000.00	0.03%	8.125	356	80.00	741
02/01/12	11	2,911,165.32	0.34%	8.211	358	80.77	583
03/01/12	71	16,437,757.40	1.91%	8.007	359	78.89	608
04/01/12	190	43,276,198.36	5.02%	8.064	360	78.56	635
05/01/12	1	76,500.00	0.01%	10.950	360	90.00	588
05/01/21	1	14,958.31	0.00%	12.800	349	100.00	610
Total	3,775	861,355,073.49	100.00%	8.564	359	79.96	588

Group II Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,089,033,232	$3,022	$1,486,000
Average Scheduled Principal Balance	$242,330
Number of Mortgage Loans	4,494

Weighted Average Gross Coupon	8.555%	5.600%	14.750%
Weighted Average FICO Score	615	479	814
Weighted Average Combined Original LTV	84.57%	19.80%	103.00%
Weighted Average Combined Original LTV w/Silent 2nds	86.86%	19.80%	103.00%
Weighted Average Debt-to-Income	42.93%	2.00%	59.82%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	23 months	360 months
Weighted Average Seasoning	2 months	0 months	102 months

Weighted Average Gross Margin	5.905%	2.750%	10.100%
Weighted Average Minimum Interest Rate	6.046%	2.750%	14.375%
Weighted Average Maximum Interest Rate	14.328%	9.850%	20.375%
Weighted Average Initial Rate Cap	2.770%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.077%	1.000%	2.000%
Weighted Average Months to Roll	27 months	1 months	180 months

Maturity Date		Mar 1 2009	May 1 2037
Maximum Zip Code Concentration	0.47%	96815 (HON, HI)

ARM	78.04%
Fixed Rate	21.96%

15/15 6 MO LIBOR	0.04%
2/28 6 MO LIBOR	20.83%
2/28 6 MO LIBOR 40/30 Balloon	23.22%
2/28 6 MO LIBOR 50/30 Balloon	19.70%
2/28 6 MO LIBOR IO	3.63%
3/27 6 MO LIBOR	1.08%
3/27 6 MO LIBOR 40/30 Balloon	0.46%
3/27 6 MO LIBOR 50/30 Balloon	0.42%
3/27 6 MO LIBOR IO	0.44%
5/25 6 MO LIBOR	2.17%
5/25 6 MO LIBOR 40/30 Balloon	1.75%
5/25 6 MO LIBOR 50/30 Balloon	2.20%
5/25 6 MO LIBOR IO	2.11%
Fixed Rate 10 Yr	0.00%
Fixed Rate 15 Yr	0.23%
Fixed Rate 20 Yr	0.08%
Fixed Rate 30 Yr	15.33%
Fixed Rate 30 Yr IO	0.54%
Fixed Rate 30 Yr Rate Reduction	0.05%
Fixed Rate 30/15 Balloon	0.12%
Fixed Rate 40/30 Balloon	3.06%
Fixed Rate 40/30 Balloon Rate Reduction	0.01%
Fixed Rate 50/30 Balloon	2.53%

Interest Only	6.72%
Not Interest Only	93.28%

Prepay Penalty: 0 months	25.58%
Prepay Penalty: 12 months	7.65%
Prepay Penalty: 24 months	48.72%
Prepay Penalty: 30 months	0.10%
Prepay Penalty: 36 months	17.95%

First Lien	93.05%
Second Lien	6.95%

Business Bank Statements	6.79%
Full Documentation	43.39%
Lite Documentation	1.86%
No Documentation	4.63%
Stated Income Documentation	43.33%

Cash Out Refinance	48.34%
Purchase	45.64%
Rate/Term Refinance	6.02%

2-4 Units Attached	2.82%
2-4 Units Detached	4.20%
Condo Conversion Attached	0.18%
Condo High-Rise Attached	0.60%
Condo Low-Rise Attached	3.59%
Condo Low-Rise Detached	0.18%
Condotel Attached	0.60%
Manufactured Housing	0.09%
PUD Attached	1.23%
PUD Detached	14.17%
Single Family Attached	1.71%
Single Family Detached	70.64%

Non-owner	2.05%
Primary	96.11%
Second Home	1.84%

Top 5 States:
California	37.00%
Florida	10.04%
New York	8.92%
Texas	6.73%
New Jersey	3.54%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	860	27,132,201.19	2.49%	11.312	335	95.75	636
50,000.01 - 100,000.00	702	51,209,481.67	4.70%	11.458	347	92.30	645
100,000.01 - 150,000.00	585	72,758,201.97	6.68%	9.904	354	87.32	613
150,000.01 - 200,000.00	428	74,527,530.75	6.84%	9.135	357	86.15	617
200,000.01 - 250,000.00	272	60,880,008.15	5.59%	8.570	359	86.23	618
250,000.01 - 300,000.00	218	59,475,280.45	5.46%	8.484	358	85.51	620
300,000.01 - 350,000.00	161	52,061,846.41	4.78%	8.106	358	86.04	626
350,000.01 - 400,000.00	136	51,017,993.45	4.68%	8.220	359	87.88	626
400,000.01 - 450,000.00	251	108,090,934.72	9.93%	8.087	359	82.76	610
450,000.01 - 500,000.00	230	109,493,698.22	10.05%	8.097	359	82.35	610
500,000.01 - 550,000.00	170	89,449,691.63	8.21%	7.953	360	83.54	616
550,000.01 - 600,000.00	129	74,028,563.12	6.80%	7.948	360	81.47	609
600,000.01 - 650,000.00	103	64,527,478.26	5.93%	8.071	359	84.48	606
650,000.01 - 700,000.00	85	57,459,185.23	5.28%	8.067	359	84.77	613
700,000.01 - 750,000.00	60	43,740,839.67	4.02%	8.036	359	82.56	606
750,000.01 - 800,000.00	25	19,434,848.80	1.78%	8.255	359	84.10	606
800,000.01 - 850,000.00	24	19,732,741.90	1.81%	8.228	359	81.14	608
850,000.01 - 900,000.00	15	13,159,319.15	1.21%	8.230	360	78.71	592
900,000.01 - 950,000.00	5	4,636,853.59	0.43%	8.133	359	70.75	574
950,000.01 - 1,000,000.00	26	25,351,162.41	2.33%	8.160	359	76.13	606
1,000,000.01+	9	10,865,370.87	1.00%	7.548	360	71.44	612
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	26	10,978,742.94	1.01%	5.849	359	79.82	639
6.000 - 6.499	109	47,002,776.50	4.32%	6.297	359	78.46	639
6.500 - 6.999	262	109,440,757.76	10.05%	6.779	359	80.52	635
7.000 - 7.499	276	115,345,587.00	10.59%	7.241	359	81.90	624
7.500 - 7.999	436	170,310,399.42	15.64%	7.765	359	82.77	620
8.000 - 8.499	382	144,575,835.75	13.28%	8.255	359	82.60	611
8.500 - 8.999	478	149,113,284.12	13.69%	8.763	357	84.04	607
9.000 - 9.499	273	82,447,882.00	7.57%	9.219	357	85.05	600
9.500 - 9.999	706	104,139,838.79	9.56%	9.755	356	89.44	600
10.000 -10.499	220	39,804,078.80	3.65%	10.220	354	87.89	585
10.500 -10.999	201	29,131,055.34	2.67%	10.718	352	87.03	586
11.000 -11.499	114	13,416,196.52	1.23%	11.224	350	89.72	601
11.500 -11.999	221	23,296,197.50	2.14%	11.743	353	95.95	622
12.000 -12.499	137	10,426,452.36	0.96%	12.206	347	95.57	632
12.500 -12.999	409	27,000,671.64	2.48%	12.636	357	98.78	655
13.000 -13.499	126	7,752,275.47	0.71%	13.248	357	99.04	629
13.500 -13.999	75	3,816,162.78	0.35%	13.644	350	97.93	612
14.000 -14.499	38	928,329.55	0.09%	14.159	355	99.13	597
14.500 -14.999	5	106,707.37	0.01%	14.695	325	100.00	603
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	6	980,357.98	0.09%	8.366	347	63.57	498
501 - 520	167	49,153,742.98	4.51%	9.371	357	77.07	510
521 - 540	152	49,039,020.13	4.50%	9.199	357	76.15	531
541 - 560	241	78,670,953.80	7.22%	8.715	358	76.80	550
561 - 580	361	107,630,140.45	9.88%	8.285	358	80.22	571
581 - 600	606	145,326,236.18	13.34%	8.578	358	85.70	591
601 - 620	726	170,033,848.58	15.61%	8.591	357	87.12	611
621 - 640	618	152,776,501.63	14.03%	8.359	358	87.27	630
641 - 660	575	129,167,682.62	11.86%	8.521	358	87.09	649
661 - 680	366	77,087,968.33	7.08%	8.551	357	88.39	669
681 - 700	283	60,302,839.55	5.54%	8.376	358	86.56	689
701 - 760	303	54,332,132.56	4.99%	8.332	358	86.55	727
761+	72	13,769,675.87	1.26%	7.938	357	86.56	776
None	18	762,130.95	0.07%	10.859	230	81.08	0
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	46	9,263,669.10	0.85%	8.095	351	42.98	581
50.00- 54.99	32	7,177,997.33	0.66%	8.084	354	52.83	564
55.00- 59.99	40	16,501,070.34	1.52%	7.944	358	57.78	580
60.00- 64.99	78	26,883,954.60	2.47%	8.102	355	62.21	577
65.00- 69.99	127	49,467,280.09	4.54%	7.686	357	67.10	592
70.00- 74.99	142	48,770,441.83	4.48%	8.118	355	71.78	591
75.00- 79.99	227	76,751,653.10	7.05%	8.051	355	76.69	585
80.00	878	243,010,032.53	22.31%	8.304	357	80.00	622
80.01- 84.99	86	34,324,070.36	3.15%	7.793	358	83.52	613
85.00- 89.99	298	126,339,800.56	11.60%	7.977	359	86.14	610
90.00- 94.99	609	210,869,845.17	19.36%	8.280	359	90.08	623
95.00- 99.99	177	39,881,094.20	3.66%	9.054	358	95.51	614
100.00	1,685	192,765,165.85	17.70%	10.223	359	100.00	637
100.01+	69	7,027,156.55	0.65%	9.920	349	102.61	659
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	46	9,263,669.10	0.85%	8.095	351	42.98	581
50.00- 54.99	32	7,177,997.33	0.66%	8.084	354	52.83	564
55.00- 59.99	39	16,328,686.82	1.50%	7.958	358	57.79	579
60.00- 64.99	77	26,589,354.60	2.44%	8.081	355	62.23	576
65.00- 69.99	119	48,051,788.62	4.41%	7.674	357	67.12	590
70.00- 74.99	129	46,616,624.84	4.28%	8.079	355	71.85	585
75.00- 79.99	199	74,034,075.19	6.80%	7.989	356	76.60	583
80.00	369	125,787,665.25	11.55%	8.382	357	79.97	582
80.01- 84.99	84	34,285,058.37	3.15%	7.792	358	83.50	613
85.00- 89.99	299	126,112,325.03	11.58%	7.969	358	86.13	611
90.00- 94.99	624	214,643,449.67	19.71%	8.294	358	89.86	623
95.00- 99.99	224	48,670,938.50	4.47%	8.988	357	92.58	618
100.00	2,140	296,761,785.21	27.25%	9.530	358	92.89	648
100.01+	113	14,709,813.08	1.35%	8.831	349	90.80	662
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	3	45,392.33	0.00%	8.537	25	67.77	737
180	66	3,789,821.46	0.35%	9.391	119	77.12	600
240	14	868,471.29	0.08%	9.409	204	82.10	621
360	4,411	1,084,329,546.53	99.57%	8.552	358	84.60	615
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	3	45,392.33	0.00%	8.537	25	67.77	737
61-120	56	2,363,298.78	0.22%	9.836	83	74.38	594
121-180	18	1,745,074.94	0.16%	8.808	173	80.07	615
181-240	6	549,919.03	0.05%	9.354	239	87.39	606
241-300	146	10,485,441.97	0.96%	10.598	274	77.07	620
301-360	4,265	1,073,844,104.56	98.61%	8.532	359	84.67	615
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	125	26,213,673.53	2.41%	8.647	351	83.82	611
20.01 -25.00	145	26,167,951.43	2.40%	8.703	353	82.58	604
25.01 -30.00	249	45,203,910.62	4.15%	8.839	356	85.67	613
30.01 -35.00	419	80,764,234.17	7.42%	8.630	357	84.93	616
35.01 -40.00	598	139,359,622.36	12.80%	8.668	357	82.92	609
40.01 -45.00	905	218,683,382.31	20.08%	8.656	358	85.41	611
45.01 -50.00	1,073	295,146,697.21	27.10%	8.523	358	84.61	614
50.01 -55.00	553	168,653,375.75	15.49%	8.309	358	85.02	605
55.01 -60.00	101	38,997,946.63	3.58%	7.921	359	85.30	604
None	326	49,842,437.60	4.58%	8.811	359	83.07	707
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,466	849,919,678.20	78.04%	8.343	359	83.70	611
Fixed Rate	2,028	239,113,553.41	21.96%	9.308	354	87.66	630
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	2	393,000.00	0.04%	7.853	360	73.87	580
2/28 6 MO LIBOR	919	226,852,826.55	20.83%	9.014	357	82.65	592
2/28 6 MO LIBOR 40/30 Balloon	598	252,917,909.91	23.22%	8.347	359	81.81	593
2/28 6 MO LIBOR 50/30 Balloon	503	214,497,916.54	19.70%	8.029	360	87.44	625
2/28 6 MO LIBOR IO	98	39,571,171.95	3.63%	7.736	359	86.91	641
3/27 6 MO LIBOR	40	11,725,532.19	1.08%	8.243	356	81.99	639
3/27 6 MO LIBOR 40/30 Balloon	13	4,986,203.66	0.46%	8.039	359	79.29	595
3/27 6 MO LIBOR 50/30 Balloon	13	4,610,930.97	0.42%	7.720	360	86.94	611
3/27 6 MO LIBOR IO	18	4,744,008.00	0.44%	7.072	360	80.96	701
5/25 6 MO LIBOR	93	23,614,214.40	2.17%	8.270	360	82.17	667
5/25 6 MO LIBOR 40/30 Balloon	44	19,045,034.08	1.75%	7.783	359	82.48	606
5/25 6 MO LIBOR 50/30 Balloon	50	23,944,151.77	2.20%	7.203	360	82.13	644
5/25 6 MO LIBOR IO	75	23,016,778.18	2.11%	7.893	360	80.69	692
Fixed Rate 10 Yr	3	45,392.33	0.00%	8.537	25	67.77	737
Fixed Rate 15 Yr	44	2,498,974.47	0.23%	9.040	138	77.16	609
Fixed Rate 20 Yr	14	868,471.29	0.08%	9.409	204	82.10	621
Fixed Rate 30 Yr	1,750	167,000,850.69	15.33%	9.967	357	89.63	635
Fixed Rate 30 Yr IO	14	5,839,887.29	0.54%	6.990	359	87.48	634
Fixed Rate 30 Yr Rate Reduction	2	575,000.00	0.05%	11.224	360	70.83	544
Fixed Rate 30/15 Balloon	22	1,290,846.99	0.12%	10.070	83	77.05	581
Fixed Rate 40/30 Balloon	97	33,350,647.51	3.06%	7.754	360	81.63	613
Fixed Rate 40/30 Balloon Rate Reduction	1	124,954.79	0.01%	9.100	359	62.50	543
Fixed Rate 50/30 Balloon	81	27,518,528.05	2.53%	7.633	360	85.17	627
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	4,289	1,015,861,386.19	93.28%	8.618	357	84.57	612
I/O Term: 60 months	90	33,035,195.22	3.03%	7.632	359	86.29	658
I/O Term: 120 months	115	40,136,650.20	3.69%	7.724	360	83.23	663
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,769	278,526,431.57	25.58%	9.266	353	85.16	620
Prepay Penalty: 12 months	190	83,325,847.13	7.65%	8.527	359	81.67	616
Prepay Penalty: 24 months	1,792	530,607,690.25	48.72%	8.418	359	85.22	607
Prepay Penalty: 30 months	3	1,067,852.00	0.10%	8.883	360	90.72	617
Prepay Penalty: 36 months	740	195,505,410.66	17.95%	7.925	358	83.19	631
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,133	1,013,381,634.15	93.05%	8.301	357	83.44	612
Second Lien	1,361	75,651,597.46	6.95%	11.955	358	99.76	657
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	191	73,990,368.75	6.79%	8.566	358	85.92	604
Full Documentation	2,384	472,538,478.46	43.39%	8.555	356	87.29	602
Lite Documentation	118	20,208,414.86	1.86%	8.873	358	82.26	659
No Documentation	335	50,429,792.64	4.63%	8.842	358	82.95	706
Stated Income Documentation	1,466	471,866,176.90	43.33%	8.509	358	81.91	619
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,271	526,463,947.64	48.34%	8.032	358	80.26	599
Purchase	3,027	497,007,681.60	45.64%	9.156	358	89.35	634
Rate/Term Refinance	196	65,561,602.37	6.02%	8.202	353	82.97	598
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	79	30,693,206.83	2.82%	8.247	359	85.55	644
2-4 Units Detached	163	45,707,934.86	4.20%	8.680	358	85.35	637
Condo Conversion Attached	12	2,001,847.72	0.18%	9.381	359	78.49	585
Condo High-Rise Attached	23	6,572,897.01	0.60%	9.099	360	87.24	647
Condo Low-Rise Attached	194	39,052,913.46	3.59%	8.771	357	86.48	629
Condo Low-Rise Detached	3	1,916,967.11	0.18%	7.636	359	80.62	679
Condotel Attached	14	6,488,505.33	0.60%	7.431	359	88.61	709
Manufactured Housing	10	966,634.96	0.09%	10.074	223	80.62	600
PUD Attached	72	13,369,755.62	1.23%	8.457	357	89.18	632
PUD Detached	661	154,361,689.58	14.17%	8.693	359	86.45	608
Single Family Attached	104	18,588,541.93	1.71%	8.801	357	81.17	608
Single Family Detached	3,159	769,312,337.20	70.64%	8.520	357	83.99	612
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	163	22,320,202.82	2.05%	9.280	354	83.34	669
Primary	4,278	1,046,700,137.62	96.11%	8.544	358	84.67	614
Second Home	53	20,012,891.17	1.84%	8.348	356	80.93	629
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	175	61,721,658.23	5.67%	8.609	354	78.37	567
AA	461	154,286,328.92	14.17%	8.598	356	81.54	576
AA+	3,181	768,026,980.88	70.52%	8.462	359	86.36	623
AAA	455	62,314,601.13	5.72%	8.849	359	82.81	707
B	85	28,683,115.60	2.63%	9.198	354	75.66	549
C	26	5,311,437.51	0.49%	9.351	353	69.89	549
CC	5	1,310,032.81	0.12%	11.282	360	64.24	560
DA	106	7,379,076.53	0.68%	10.900	278	77.63	626
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	28	4,050,667.65	0.37%	9.877	349	87.06	569
Alaska	3	579,250.12	0.05%	9.796	360	95.46	603
Arizona	111	23,295,732.67	2.14%	8.785	355	86.78	606
California	948	402,964,708.68	37.00%	8.007	359	84.03	614
Colorado	64	12,773,832.19	1.17%	8.585	358	91.16	619
Connecticut	55	12,589,166.88	1.16%	8.360	352	84.62	635
Delaware	6	980,871.33	0.09%	9.076	358	82.36	618
District of Columbia	5	1,391,600.70	0.13%	9.532	359	78.21	599
Florida	598	109,308,431.70	10.04%	8.872	358	82.85	615
Georgia	122	18,367,001.88	1.69%	9.214	354	82.82	628
Hawaii	48	22,756,034.18	2.09%	7.693	359	82.80	655
Idaho	9	2,165,635.80	0.20%	8.787	346	84.71	572
Illinois	83	13,863,503.72	1.27%	9.984	356	86.52	625
Indiana	48	4,297,217.58	0.39%	9.972	350	92.25	612
Iowa	8	1,162,089.39	0.11%	9.519	350	88.23	555
Kansas	4	613,997.11	0.06%	8.451	356	76.08	595
Kentucky	18	2,944,762.35	0.27%	9.427	349	89.70	640
Louisiana	33	3,537,646.16	0.32%	9.519	348	86.49	601
Maine	19	4,316,722.28	0.40%	8.632	358	77.51	566
Maryland	94	29,385,086.75	2.70%	8.480	358	84.18	603
Massachusetts	102	33,384,896.51	3.07%	8.471	358	81.22	613
Michigan	102	13,248,389.13	1.22%	9.422	357	86.78	628
Minnesota	40	5,089,569.06	0.47%	9.200	358	83.66	683
Mississippi	14	1,738,991.03	0.16%	9.812	350	92.18	611
Missouri	25	2,532,897.76	0.23%	10.159	350	86.97	604
Montana	1	40,190.50	0.00%	12.850	359	100.00	618
Nebraska	2	60,885.41	0.01%	11.038	242	72.45	571
Nevada	67	17,421,967.04	1.60%	8.481	358	87.90	617
New Hampshire	14	2,616,816.39	0.24%	8.597	359	81.92	634
New Jersey	121	38,528,929.35	3.54%	9.147	359	81.00	603
New Mexico	1	87,936.52	0.01%	10.625	279	70.00	646
New York	266	97,170,462.49	8.92%	8.439	359	84.50	629
North Carolina	76	13,028,961.33	1.20%	9.357	355	85.23	623
North Dakota	6	498,725.80	0.05%	9.182	360	83.22	617
Ohio	92	12,546,608.59	1.15%	9.712	355	92.02	624
Oklahoma	27	2,625,339.23	0.24%	9.966	354	89.65	617
Oregon	35	6,653,667.63	0.61%	8.581	347	86.35	613
Pennsylvania	87	14,795,994.87	1.36%	8.911	351	84.54	606
Rhode Island	3	730,144.04	0.07%	8.173	357	76.13	625
South Carolina	37	6,904,370.51	0.63%	9.357	357	86.49	594
South Dakota	1	171,700.00	0.02%	8.000	360	85.00	665
Tennessee	63	5,854,841.49	0.54%	9.027	345	89.14	614
Texas	711	73,274,052.37	6.73%	9.566	355	90.05	604
Utah	62	11,456,491.88	1.05%	8.927	354	86.15	620
Vermont	5	764,927.56	0.07%	9.467	360	92.71	588
Virginia	122	27,915,394.41	2.56%	8.609	358	80.95	616
Washington	84	24,156,858.22	2.22%	8.343	358	83.06	601
Wisconsin	19	3,894,917.07	0.36%	9.485	358	86.80	618
Wyoming	5	494,346.30	0.05%	9.753	359	89.44	596
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	3,920	963,087,824.09	88.44%	8.588	358	85.21	609
Silent 2nd	574	125,945,407.52	11.56%	8.301	355	79.68	664
Total	4,494	1,089,033,231.61	100.00%	8.555	357	84.57	615

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	149	35,863,425.47	4.22%	7.943	360	78.38	708
3.000 - 3.499	8	2,301,936.00	0.27%	7.046	360	80.00	715
3.500 - 3.999	8	1,193,843.79	0.14%	8.104	353	81.31	709
4.000 - 4.499	14	1,604,142.67	0.19%	8.652	323	78.74	685
4.500 - 4.999	25	2,895,204.26	0.34%	9.391	314	80.38	654
5.000 - 5.499	46	8,765,880.80	1.03%	9.686	346	81.05	614
5.500 - 5.999	90	28,536,483.05	3.36%	6.962	355	81.20	624
6.000 - 6.499	2,026	734,253,872.34	86.39%	8.356	359	84.48	608
6.500 - 6.999	69	26,459,795.75	3.11%	9.144	357	76.79	552
7.000 - 7.499	23	6,824,612.82	0.80%	9.457	355	74.91	537
7.500 - 7.999	3	661,216.66	0.08%	10.326	341	80.30	616
8.000 - 8.499	3	244,583.89	0.03%	13.461	277	57.28	555
8.500 - 8.999	1	19,711.31	0.00%	14.375	277	64.93	519
10.000 -10.499	1	294,969.39	0.03%	10.600	358	80.00	518
Total	2,466	849,919,678.20	100.00%	8.343	359	83.70	611

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	149	35,863,425.47	4.22%	7.943	360	78.38	708
3.000 - 3.499	8	2,301,936.00	0.27%	7.046	360	80.00	715
3.500 - 3.999	5	988,400.00	0.12%	7.581	360	80.00	727
4.000 - 4.499	5	782,512.73	0.09%	8.153	359	79.11	681
4.500 - 4.999	4	1,044,934.18	0.12%	8.947	360	82.39	674
5.000 - 5.499	24	7,057,374.62	0.83%	9.446	360	81.63	612
5.500 - 5.999	62	25,508,362.46	3.00%	6.718	359	81.64	625
6.000 - 6.499	1,902	704,415,674.13	82.88%	8.345	359	84.38	607
6.500 - 6.999	63	26,955,046.97	3.17%	8.814	359	77.95	564
7.000 - 7.499	27	8,320,460.27	0.98%	8.505	358	74.45	570
7.500 - 7.999	18	7,617,795.17	0.90%	7.822	357	76.47	597
8.000 - 8.499	18	5,357,255.99	0.63%	8.306	354	86.83	630
8.500 - 8.999	35	5,777,625.04	0.68%	8.882	346	90.50	633
9.000 - 9.499	19	3,393,241.40	0.40%	9.353	338	87.08	625
9.500 - 9.999	46	5,831,155.57	0.69%	10.011	327	87.93	623
10.000 -10.499	28	4,019,108.32	0.47%	10.520	327	84.79	590
10.500 -10.999	23	2,257,732.62	0.27%	11.170	307	82.17	580
11.000 -11.499	7	532,045.64	0.06%	11.217	327	89.06	617
11.500 -11.999	15	1,504,268.12	0.18%	12.188	314	78.56	546
12.000 -12.499	4	244,821.96	0.03%	12.638	304	80.04	575
12.500 -12.999	2	59,851.36	0.01%	13.005	276	72.23	539
13.000 -13.499	1	66,938.87	0.01%	13.375	277	40.83	528
14.000 -14.499	1	19,711.31	0.00%	14.375	277	64.93	519
Total	2,466	849,919,678.20	100.00%	8.343	359	83.70	611

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1	253,500.00	0.03%	6.850	360	65.00	562
10.500 -10.999	4	1,846,400.00	0.22%	7.661	360	83.19	581
11.000 -11.499	1	72,000.00	0.01%	8.200	360	80.00	592
11.500 -11.999	25	10,981,842.94	1.29%	6.044	359	78.91	632
12.000 -12.499	67	28,891,513.37	3.40%	6.264	359	78.61	639
12.500 -12.999	174	77,152,043.04	9.08%	6.801	359	80.68	637
13.000 -13.499	225	97,076,860.00	11.42%	7.241	359	82.55	621
13.500 -13.999	358	147,153,687.77	17.31%	7.763	359	82.98	622
14.000 -14.499	320	127,433,124.91	14.99%	8.252	359	82.82	611
14.500 -14.999	391	133,790,097.38	15.74%	8.759	359	83.73	606
15.000 -15.499	219	73,462,432.28	8.64%	9.227	358	85.61	598
15.500 -15.999	290	78,615,670.22	9.25%	9.742	357	87.97	593
16.000 -16.499	147	31,761,586.41	3.74%	10.259	355	87.69	580
16.500 -16.999	116	20,626,958.81	2.43%	10.727	354	85.34	572
17.000 -17.499	39	6,807,459.15	0.80%	11.203	357	88.19	563
17.500 -17.999	68	11,012,647.20	1.30%	11.799	353	92.84	572
18.000 -18.499	15	2,186,017.78	0.26%	12.221	355	88.37	555
18.500 -18.999	4	709,186.76	0.08%	12.582	352	72.18	508
19.000 -19.499	1	66,938.87	0.01%	13.375	277	40.83	528
20.000 -20.499	1	19,711.31	0.00%	14.375	277	64.93	519
Total	2,466	849,919,678.20	100.00%	8.343	359	83.70	611

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1	212,000.00	0.02%	7.500	360	80.00	685
1.500	350	130,016,213.67	15.30%	8.135	360	82.85	624
2.000	1	182,798.92	0.02%	8.990	358	100.00	609
3.000	2,114	719,508,665.61	84.66%	8.381	358	83.85	609
Total	2,466	849,919,678.20	100.00%	8.343	359	83.70	611

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2,113	719,388,619.40	84.64%	8.380	358	83.85	609
1.500	352	130,410,213.67	15.34%	8.137	360	82.87	625
2.000	1	120,845.13	0.01%	9.880	359	100.00	626
Total	2,466	849,919,678.20	100.00%	8.343	359	83.70	611

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/07	34	2,394,951.99	0.28%	11.266	277	74.18	614
06/01/07	30	1,879,211.09	0.22%	10.835	278	79.60	624
07/01/07	32	2,146,774.55	0.25%	10.613	279	77.38	638
08/01/07	2	186,081.93	0.02%	10.888	280	79.99	618
10/01/07	10	1,305,579.05	0.15%	10.556	280	79.67	617
03/01/08	11	1,875,112.86	0.22%	8.382	347	84.08	651
04/01/08	15	2,382,324.95	0.28%	7.781	348	84.54	665
05/01/08	7	1,408,980.45	0.17%	7.810	349	80.00	678
06/01/08	7	1,376,254.45	0.16%	8.123	350	87.27	649
07/01/08	10	2,350,150.79	0.28%	8.650	351	94.72	654
08/01/08	5	1,063,482.39	0.13%	8.820	352	99.61	667
09/01/08	1	382,804.88	0.05%	8.750	353	100.00	620
11/01/08	1	342,003.24	0.04%	10.150	355	75.00	539
01/01/09	7	3,406,208.36	0.40%	7.829	357	80.89	530
02/01/09	149	62,592,603.64	7.36%	8.201	358	82.81	578
03/01/09	723	265,983,713.04	31.30%	8.547	359	84.42	598
04/01/09	1,075	381,716,701.01	44.91%	8.343	360	83.95	613
05/01/09	6	2,005,121.05	0.24%	8.249	359	77.25	656
07/01/09	1	324,554.39	0.04%	8.200	351	103.00	748
01/01/10	1	187,088.46	0.02%	6.500	357	80.00	685
02/01/10	4	1,146,064.46	0.13%	9.568	358	86.33	553
03/01/10	24	8,249,422.24	0.97%	7.431	359	80.21	633
04/01/10	47	15,201,310.50	1.79%	7.955	360	82.79	641
05/01/11	1	183,544.39	0.02%	8.950	349	102.79	621
08/01/11	1	186,937.35	0.02%	9.850	352	103.00	621
12/01/11	1	111,920.00	0.01%	8.250	356	80.00	783
02/01/12	14	7,539,712.18	0.89%	7.496	358	84.81	615
03/01/12	79	24,896,777.71	2.93%	7.848	359	81.43	657
04/01/12	166	56,701,286.80	6.67%	7.784	360	81.50	658
04/01/22	2	393,000.00	0.05%	7.853	360	73.87	580
Total	2,466	849,919,678.20	100.00%	8.343	359	83.70	611